Exhibit 7

                               RECOTON CORPORATION
                               2950 Lake Emma Road
                               Lake Mary, FL 32746


                                                   September 8, 1999


The Prudential Insurance Company of America
c/o Prudential Capital Group
One Gateway Center
7-45 Raymond Boulevard West
Newark, NJ 07102-5311

ING (U.S.) Capital LLC
230 Park Avenue
New York, NY 10169

Ladies and Gentlemen:

     This will confirm our agreement pursuant to the Master Restructuring Agreement dated the date hereof between ourselves and other parties that the Initial Exercise Price set forth in the Common Stock Purchase Warrants Expiring February 4, 2004 (Nos. R-1 and R21, PPN: 756268 2#4) is hereby changed to $7.76875 from $18.2626.

                               RECOTON CORPORATION


                               By:   /s/ Stuart Mont
                               Name: Stuart Mont
                                     Title: Executive Vice President-Operations
                                            and Chief Operating Officer